SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 9, 2011
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Conference Call Update on Activities to Support Surfaxin® Complete Response

On February 1, 2011, Discovery Laboratories, Inc. (the “Company”) held a pre-announced public conference call and webcast to discuss its ongoing efforts to conclude its comprehensive preclinical program and file a Complete Response intended to gain U.S. Food and Drug Administration (“FDA”) marketing authorization of Surfaxin® for the prevention of respiratory distress syndrome (“RDS”) in premature infants.

A copy of the conference call transcript is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  At the start of the call, the Company referenced certain forward-looking statements that the Company intended to be covered by the Safe Harbor provided by the Private Securities Litigation Reform Act and directed call participants to refer to the factors that could cause actual results to materially differ from those in the forward-looking statements contained in the transcript because of a number of factors including those set forth in the Company’s Annual Report on Form 10-K and any subsequent SEC filings, as they may have been amended. The filing of the transcript is not intended to constitute a representation, and shall not be deemed to be an admission, that such filing is required by Regulation FD or that the transcript includes information that is not otherwise publicly available.  The filing of the attached information is not an admission as to the materiality of any of the information set forth therein.  In addition, except as required by law, the Company does not assume any obligation to update such information in the future.

Surfaxin® for the Prevention of RDS

The Company believes that a key remaining step to potentially gain FDA marketing approval for Surfaxin is to satisfy the FDA as to the final validation of its fetal rabbit biological activity test (“BAT”), an important quality control release and stability test for Surfaxin.  The Company has been conducting a comprehensive preclinical program in this regard.  The Company has previously optimized the BAT and its final validation is intended to satisfy the FDA with respect to the ability of the optimized BAT to adequately reflect the biological activity of Surfaxin throughout its shelf life and to discriminate biologically active from inactive Surfaxin drug product.  The comprehensive preclinical program will also provide data that will be used to gain the FDA’s agreement on final acceptance criteria, with respect to biological activity as assessed by the BAT, for release and ongoing stability of Surfaxin drug product.

The comprehensive preclinical program also calls for multiple Surfaxin batches to be used to demonstrate concordance between the BAT and the well-established preterm lamb model of RDS by performing a series of prospectively-designed, side-by-side preclinical studies (i.e., concordance studies).  Data from the preterm lamb model and BAT concordance studies are intended to support final BAT validation and to demonstrate comparability of drug product used in the Phase 3 clinical program with Surfaxin drug product to be manufactured for commercial use.

As noted in the Company’s recent press release of February 1, 2011 and the conference call transcript, the Company has been interacting with the FDA throughout the conduct of its comprehensive preclinical program to gain Surfaxin approval and has been incorporating the FDA’s guidance into its efforts to complete the program and file the Surfaxin Complete Response.  As previously reported, a recent communication from the FDA focused on certain technical criteria relating to final BAT validation and directed the Company to increase the sample size of specified data sets by testing additional Surfaxin batches.  To respond to the FDA’s direction, the Company plans to submit data from several Surfaxin batches that have been previously manufactured and analyzed, as well as from newly-manufactured Surfaxin batches.

Since it acquired its manufacturing operations in Totowa, NJ, in December 2005, the Company has a record of manufacturing in each year batches of Surfaxin drug product, all of which met release and stability specifications.  In December 2010, the Company began manufacturing additional Surfaxin batches for use in the comprehensive preclinical program. Since December 2010, the Company has manufactured four Surfaxin batches for this purpose.  Of these four batches, the first has been fully tested and has met all release specifications.  Preliminary testing of the next two batches indicates that they do not meet one of the release specifications and cannot be used in the comprehensive preclinical program.  At this time, preliminary testing of the fourth batch indicates that it meets specifications, including the specification that the prior two batches did not meet.  In accordance with the Company’s quality assurance procedures and pharmaceutical manufacturing practices, the Company is conducting an investigation into the manufacture of the Surfaxin batches that did not meet specification to determine the probable cause.  Although the investigation is ongoing, based on its preliminary assessment, the Company presently anticipates resuming the manufacture of Surfaxin batches for use in the comprehensive preclinical program in February 2011.

The Company originally anticipated manufacturing additional Surfaxin batches to complete the comprehensive preclinical program and be in a position to file a Surfaxin Complete Response by early third quarter 2011, which, after an anticipated six-month FDA review cycle, could lead to potential Surfaxin approval early in the first quarter 2012.  In light of the foregoing and assuming that the Company resumes manufacturing in February 2011 as planned, the Company now believes that the filing of the Complete Response could occur in the third quarter 2011 and, as a result, potential Surfaxin approval could occur in the first quarter 2012.

The Surfaxin Complete Response, in addition to including the results of the comprehensive preclinical program, will also require that the Company provide other routine regulatory submissions, such as an updated clinical trial safety report for Surfaxin.   In April 2008, the FDA completed a pre-approval inspection (“PAI”) of the Company’s manufacturing facility in Totowa, NJ and issued an Establishment Inspection Report (“EIR”) reflecting a successful inspection.  Following the filing of the Complete Response and prior to gaining potential FDA marketing authorization, the Company believes that the FDA will likely conduct another PAI of its Totowa, NJ manufacturing facility and assess the quality assurance/quality control facilities for Surfaxin including those of third-party raw material suppliers and testing laboratories.  Although the Company and the FDA have previously discussed the principal content of the Surfaxin package insert, the Company presently anticipates that the FDA may want to update the format and content of the package insert in connection with a potential Surfaxin approval to comply with mandated format changes as well as to reflect updated information regarding Surfaxin.

Other RDS Programs

With respect to the Company’s development program for Surfaxin LS™, a lyophilized formulation of Surfaxin, the Company is in the process of conducting a technology transfer of its manufacturing process to a cGMP-compliant, third-party contract manufacturer with expertise in lyophilized formulations.  The Company also presently plans to seek regulatory and scientific guidance with respect to its planned Surfaxin LS development program with the FDA and the European Medicines Agency (“EMA”) in 2011.

Aerosurf® is the Company’s drug/device combination development program for noninvasive administration of aerosolized KL4 surfactant to address neonatal RDS.  Aerosurf combines the Company’s KL4 drug product technology with the Company’s novel capillary aerosolization technology.  The Company, with the assistance of third-party medical device engineers, is presently optimizing the design of the capillary aerosolization device for anticipated clinical development use.  The Company presently anticipates that 2011 activities will include finalizing the Aerosurf clinical device design, producing devices for design verification testing, and seeking regulatory guidance from the FDA and EMA for the planned Aerosurf development program.

Disclosure Notice

The information in this Form 8-K includes certain "forward-looking" statements relating, among other things, to the Company's understanding of recently-received written guidance from the FDA and the remaining questions identified in the FDA's April 2009 Complete Response Letter that must be addressed to gain FDA approval of Surfaxin.  The Company has interacted and plans to further interact with the FDA on certain technical aspects of the comprehensive preclinical program.  Such potential interactions with the FDA could affect the ultimate timing, conduct and outcomes of remaining steps necessary to gain Surfaxin approval, including the potential filing of the Complete Response.  In addition, the Company is conducting an investigation into the probable cause of two batches that did not meet one of the release specifications, and is planning to resume manufacture of a number of Surfaxin batches that are needed to support the filing of the Complete Response.  All of the foregoing activities are subject to potential delays or outcomes that may materially impact the Company’s present plans.  In any event, there can be no assurance that the Company will be successful in completing the comprehensive preclinical program within the timeline outlined above, or that the FDA will be satisfied with the comprehensive preclinical program and the Complete Response.  In addition to uncertainties related to the FDA's review of the Complete Response, the Company presently anticipates that the FDA will likely inspect and otherwise assess the manufacturing and quality assurance facilities for Surfaxin including those of third-party raw material suppliers and testing laboratories.  The outcomes of such FDA activities could also affect the ultimate timing and remaining steps necessary to gain Surfaxin approval.

The completion of the comprehensive preclinical program and other related activities will require the Company to raise significant amounts of additional capital and the ultimate outcomes remain subject to a variety of risks and uncertainties that could cause actual results to be materially different. These risks and uncertainties include, but are not limited to, risks that (i) the FDA may not approve Surfaxin or may subject the marketing of Surfaxin to onerous requirements that significantly impair marketing activities; (ii) the Company may be unable to resume or complete the manufacture of a sufficient number of additional Surfaxin batches within the time frame set forth above, (iii) the Company may identify unforeseen problems that have not yet been discovered or the FDA could in the future impose additional requirements to gain approval of Surfaxin; and (iv) the Company may be unable to raise sufficient additional capital, through financings, strategic collaborations, or otherwise.  Any failure to satisfy the issues raised by the FDA, in the Complete Response letter or in related discussions, could significantly delay, or preclude outright, gaining approval of Surfaxin, which could potentially delay or prevent the approval of the Company' other products.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Conference call transcript dated February 1, 2011

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and Chief Executive Officer

Date:  February 9, 2011